Exhibit 32.1

Certification, Chief Executive Officer and Chief Financial Officer Pursuant To
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of National Storage Affiliates Trust (the “Company”) on Form 10-Q for the period ended June 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Arlen D. Nordhagen, Chairman of the Board of Trustees, President and Chief Executive Officer of the Company, and I, Tamara D. Fischer, Executive Vice President and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 11, 2015

By:	/s/ Arlen D. Nordhagen
Arlen D. Nordhagen
Chairman of the Board of Trustees, President and Chief Executive Officer

By:	/s/ Tamara D. Fischer
Tamara D. Fischer
Executive Vice President and Chief Financial Officer

Pursuant to the Securities and Exchange Commission Release 33-8238, dated June 5, 2003, this certification is being furnished and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any registration statement of the Company filed under the Securities Act of 1933, as amended.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.